UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 9, 2017
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers
On June 9, 2017, in order to dedicate more focus to his role as managing director of Knight Angels Consulting LLC, a private equity and philanthropic organization, Jessie J. Knight, Jr. voluntarily resigned from the boards of directors of Alaska Air Group, Inc. (the “Company”) and its subsidiaries Alaska Airlines, Inc., Virgin America Inc. and Horizon Air Industries, Inc., effective June 9, 2017. Mr. Knight will relinquish seats on the Governance & Nominating Committee and the Safety Committee of the Company’s board of directors.

Mr. Knight has served as a director of Alaska Air Group, Inc. since 2002, seeing the Company through a variety of industry changes. His service and leadership helped ensure the Company not only avoid bankruptcy following 9/11, but helped position it for growth, including through its most recent transaction of acquiring Virgin America Inc.

In connection with Mr. Knight’s resignation, the number of seats on the Company’s and its subsidiaries’ boards of directors was decreased by action of each board from 10 to 9.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: June 14, 2017

/s/ Kyle B. Levine
Kyle B. Levine
Vice President, Legal and General Counsel